UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

MULTIMEDIA PLATFORMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 East Commercial Blvd, Suite PH-D

Fort Lauderdale, FL 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2016, Mr. Peter Frank was removed from his position as a member of the board of directors (the “Board”) of Multimedia Platforms, Inc., a Nevada corporation. Mr. Frank’s removal from the Board was due to certain concerns with respect to Mr. Frank’s health. On September 23, 2016, Mr. Frank and the Company agreed to reassign Mr. Frank from his role as Chief Financial Officer of the Company to Senior Vice President of Finance and Strategic Development.

On September 13, 2016, Mr. Mark Friedman tendered his resignation as a member of the Board, effective immediately. Mr. Friedman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On September 16, 2016, Mr. Robert Weiss tendered his resignation as Chief Executive Officer, President and a member of the Board, effective immediately. On the same date, Mr. C. Lawrence Rutstein tendered his resignation as a member of the Board, effective immediately. Mr. Rutstein’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On September 23, 2016, Mr. Robert Blair was reappointed as Chief Executive Officer of the Company. Mr. Blair remains Chairman of the Board.

The biographical information of Mr. Blair is listed below:

Bobby Blair, age 51, has over 25 years of experience in leadership in the business world and is a former world ranked professional tennis player. After retiring from tennis at the age of 23, Mr. Bair became one of the youngest general managers in United States history for a professional sports franchise. World Team Tennis/Billie Jean King hired Mr. Blair to lead the Tampa, Florida franchise. In 1993 Mr. Blair created one of the most successful distressed single family home re-development companies in America based in Orlando, Florida. Mr. Blair's real estate success was brought to national attention in 1997 when he was hired as the national spokesperson for the Real Estate seminar division of "Success Magazine," an internationally renowned publication with over a 100 year history in showcasing successful entrepreneurs from all over the world. Robert Blair Real Estate continues to thrive as a leader in the distressed single family home redevelopment niche. In 2007 Mr. Blair began the creation Multimedia Platforms, Inc. which has turned into one of the nation's most successful LGBT Multimedia companies consisting of Men's Entertainment Magazines, Weekly Newspapers, Entertainment and News Web Sites along with Social Media platforms that consist of thousands of followers from all over the world. Mr. Blair is currently working on creating an International LGBT Mobile Application and digital hub that will offer the latest technology for the LGBT community to have access to everything LGBT related to entertainment and news at their fingertips. www.wirld.com-beta launched in February 2016. Mr. Blair's autobiography, 'Hiding Inside the Baseline", was released in April 2014. The Book was made into a documentary which aired nationally on Fox College Sports in January of 2016. Mr. Blair resides in Los Angeles, California with his partner of thirteen years, Brian Neal.

Family Relationships

At this time, Mr. Blair is the sole officer and director of the Company and therefore does not have any family relationship with any officers of the Company or members of the Board.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of the Form 8-K and Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

See the Company’s amended employment agreement with Mr. Blair as Exhibit 10.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: September 23, 2016	By:	/s/ Robert Blair
Robert Blair
Chief Executive Officer

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